Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR SECOND QUARTER

Company makes continued progress despite challenging macroeconomic conditions

CHARLOTTE, N.C., August 4, 2022 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies for a variety of markets including electric vehicles and the power grid, today reported its financial results for the second quarter ended June 30, 2022.

Warren Veltman, President and Chief Executive Officer, said, “I am pleased with our team’s focus and commitment during the second quarter, and we made meaningful progress towards achieving our long-term strategic goals. While supply chain disruptions have persisted longer than anticipated and inflation has created additional cost and pricing pressures, we delivered a net sales increase of 1.8% versus the second quarter of 2021. We remain focused on the growth opportunities created by the transition to electric vehicles and the transformation of the electric grid, and we are determined to convert our growing pipeline of opportunities into new business wins as we leverage capabilities across our Power and Mobile Solutions businesses. As we evaluate the evolving state of the global economy, we are committed to improving our overall cost structure through facility and labor optimization initiatives to provide flexibility for any economic downturn and to improve overall margins, while continuing to exceed our customers’ expectations. We firmly believe our unique manufacturing capabilities and global platform will enable us to grow and create increased value for all our stakeholders.”

GAAP Results
Net sales were $125.4 million, an increase of 1.8% from the second quarter of 2021, primarily due to increased pricing to recover certain inflationary costs and underutilized fixed costs caused by lower-than-expected customer demand. These increases were partially offset by lower volume demand in Mobile Solutions, which was adversely impacted by the war in Ukraine, COVID-19 disruptions in China, continued supply chain disruptions, and unfavorable foreign exchange effects of $0.5 million.

Loss from operations was $4.5 million compared to loss from operations of $1.6 million in the second quarter of 2021. Loss from operations increased primarily due to inflationary costs and higher selling, general and administrative expenses due primarily to $1.8 million of increased stock compensation expense, and $0.4 million increase in legal expenses associated with a recently settled shareholder litigation, partially offset by lower severance and retention costs compared to the prior year.

Income from operations for the Power Solutions segment was $1.4 million compared to $2.9 million for the same period in 2021. Income from operations for Mobile Solutions was $1.7 million compared to $2.5 million for the same period in 2021.
Net loss was $8.6 million compared to a net loss of $5.4 million for the same period in 2021. The increase in net loss was primarily driven by higher input costs and increased selling, general, and administrative expenses. Net loss was also affected by reduced income from the Company’s China Joint Venture whose operations were negatively impacted during the quarter by an increase in COVID-19 cases in the region where the operations are located, and culminating in the temporary closure of that facility in June.

Adjusted Results
Adjusted income from operations for the second quarter of 2022 was $0.1 million compared to adjusted income from operations of $3.2 million for the same period in 2021. Adjusted EBITDA was $10.9 million, or 8.7% of sales, compared to $13.4 million, or 10.9% of sales, for the same period in 2021. Adjusted net loss was $3.6 million, or $0.09 per diluted share, compared to adjusted net loss of $0.2 million, or $0.00 per diluted share, for the same period in 2021.
Free cash flow was a use of cash of $2.8 million compared to a use of cash of $7.5 million for the same period in 2021. The improvement in free cash flow was primarily driven by a tax payment of $9.2 million related to the sale of Life Sciences that was made in the prior year.
Power Solutions
Net sales for the second quarter of 2022 were $52.0 million compared to $49.3 million in the second quarter of 2021, an increase of 5.6% or $2.8 million. The increase in sales was the result of increased electric component sales, which were up 15.6% year over year, primarily due to higher customer pricing to recover inflationary costs and improved volume, offset by lower sales to automotive and aerospace and defense customers. Adjusted income from operations was $4.6 million compared to $5.7 million in the second quarter of 2021. The decrease in adjusted income from operations was primarily due to inflationary costs which were not fully recovered from pricing, variable cost inefficiencies associated with supply chain disruptions, and uneven customer ordering patterns.
Mobile Solutions
Net sales for the second quarter of 2022 were $73.4 million compared to $73.9 million in the second quarter of 2021, a decrease of 0.7% or $0.5 million. The decrease in sales was primarily due to lower European demand, which was impacted by the war in Ukraine, pandemic interruptions in China, and unfavorable foreign exchange effects of $0.5 million. Adjusted income from operations was $2.6 million compared to $3.3 million of adjusted income from operations in the second quarter of 2021. The decrease was due to lower volume as well as increased material and other inflationary costs which were not fully recovered from pricing, variable cost inefficiencies associated with supply chain disruptions, and uneven customer ordering patterns.

2022 Outlook

Warren Veltman commented, “While our results for the second quarter did not meet our expectations, our team managed through a number of difficult macroeconomic challenges including inflationary conditions, supply chain disruptions and labor shortages that continue to impact our business in 2022. As we look to the remainder of the year and to address these challenges, we have taken actions to improve our cost structure, and we remain proactive in our approach to address evolving economic, market and supply chain conditions as they arise. Given this uncertain backdrop, we have adjusted our full-year outlook as follows:”

◦Revenue in the range of $510 million to $525 million
◦Adjusted EBITDA in the range of $51 million to $57 million
◦Free cash flow in the range of breakeven to $5 million
◦Free cash flow outlook does not include CARES Act tax refund of ~$10 million due to uncertain timing

Additionally, we have received and evaluated financial information from the acquirer of the Life Sciences business that was sold in October 2020 and concluded a contingent payment will not be made as the minimum threshold for an earn out will not be met.

Conference Call
NN will discuss its results during its quarterly investor conference call on August 5, 2022, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10167967. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until August 5, 2023.

NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and China.
Except for specific historical information, many of the matters discussed in this presentation may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector, including, but not limited to, inflation, rising interest rates and labor shortages; the impacts of the COVID-19 pandemic on the Company’s financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; supply chain shortages and disruptions; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions or failing to recognize the expected benefits of divestitures; new laws and governmental regulations; the impact of climate change on our operations; cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions; and other risk factors and cautionary statements listed from time-to-time in our period reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2022	2021	2022	2021
Net sales	$125,362	$123,157	$253,429	$249,961
Cost of sales (exclusive of depreciation and amortization shown separately below)	103,889	99,797	208,467	199,485
Selling, general, and administrative expense	14,794	13,585	28,248	28,160
Depreciation and amortization	11,340	11,687	22,769	23,255
Other operating expense (income), net	(147)	(324)	1,879	(329)
Loss from operations	(4,514)	(1,588)	(7,934)	(610)
Interest expense	3,488	3,573	6,927	5,597
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	—	2,390
Derivative payments on interest rate swap	—	—	—	1,717
Loss on interest rate swap	—	—	—	2,033
Other expense (income), net	(67)	1,680	(3,063)	1,558
Loss before benefit (provision) for income taxes and share of net income from joint venture	(7,935)	(6,841)	(11,798)	(13,905)
Benefit (provision) for income taxes	(1,051)	231	(2,582)	987
Share of net income from joint venture	419	1,219	2,511	2,614
Net loss	$(8,567)	$(5,391)	$(11,869)	$(10,304)
Other comprehensive income (loss):
Foreign currency transaction gain (loss)	(8,490)	4,409	(5,890)	1,062
Interest rate swap:
Change in fair value, net of tax	373	—	1,560	—
Reclassification adjustment for losses included in net loss, net of tax	31	—	65	2,851
Other comprehensive income (loss)	$(8,086)	$4,409	$(4,265)	$3,913
Comprehensive loss	$(16,653)	$(982)	$(16,134)	$(6,391)
Basic net loss per common share:
Net loss per common share	$(0.25)	$(0.17)	$(0.38)	$(0.62)
Weighted average common shares outstanding	44,708	44,440	44,649	43,561
Diluted net loss per common share:
Net loss per common share	$(0.25)	$(0.17)	$(0.38)	$(0.62)
Weighted average common shares outstanding	44,708	44,440	44,649	43,561

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$15,186	$28,656
Accounts receivable, net	82,621	71,419
Inventories	84,726	75,027
Income tax receivable	10,931	11,808
Other current assets	13,267	9,372
Total current assets	206,731	196,282
Property, plant and equipment, net	202,239	209,105
Operating lease right-of-use assets	46,042	46,443
Intangible assets, net	81,545	88,718
Investment in joint venture	30,875	34,045
Deferred tax assets	375	314
Other non-current assets	5,350	4,194
Total assets	$573,157	$579,101
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$47,859	$36,710
Accrued salaries, wages and benefits	15,217	17,739
Income tax payable	687	2,072
Current maturities of long-term debt	3,139	3,074
Current portion of operating lease liabilities	5,103	5,704
Other current liabilities	12,439	8,718
Total current liabilities	84,444	74,017
Deferred tax liabilities	8,141	7,456
Long-term debt, net of current portion	151,317	151,052
Operating lease liabilities, net of current portion	50,899	51,295
Other non-current liabilities	13,031	17,289
Total liabilities	307,832	301,109
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at June 30, 2022 and December 31, 2021, respectively	59,003	53,807
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 43,884 and 43,027 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	439	430
Additional paid-in capital	473,019	474,757
Accumulated deficit	(230,969)	(219,100)
Accumulated other comprehensive loss	(36,167)	(31,902)
Total stockholders’ equity	206,322	224,185
Total liabilities, preferred stock, and stockholders’ equity	$573,157	$579,101

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net (loss)	$(11,869)	$(10,304)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	22,769	23,255
Amortization of debt issuance costs and discount	662	718
Loss on extinguishment of debt and write-off of debt issuance costs	—	2,390
Total derivative loss (gain), net of cash settlements	(3,237)	3,973
Share of net income from joint venture, net of cash dividends received	1,515	(2,614)
Compensation expense from issuance of share-based awards	3,555	1,649
Deferred income taxes	94	(3,050)
Other	(2,763)	(1,154)
Changes in operating assets and liabilities:
Accounts receivable	(13,264)	2,685
Inventories	(10,586)	(12,052)
Accounts payable	11,960	9,441
Income taxes receivable and payable, net	(475)	(6,326)
Other	(905)	(2,713)
Net cash provided by (used in) operating activities	(2,544)	5,898
Cash flows from investing activities
Acquisition of property, plant and equipment	(9,703)	(11,015)
Proceeds from sale of property, plant, and equipment	422	74
Proceeds from (cash paid for post-closing adjustments on) sale of business, net of cash sold	—	(3,880)
Cash settlements of interest rate swap	—	(15,420)
Net cash used in investing activities	(9,281)	(30,241)
Cash flows from financing activities
Cash paid for debt issuance costs	—	(6,981)
Proceeds from issuance of preferred stock	—	61,793
Redemption of preferred stock	—	(122,434)
Proceeds from long-term debt	20,000	156,000
Repayments of long-term debt	(19,482)	(77,442)
Repayments of short-term debt, net	—	(1,321)
Other	(1,528)	(2,685)
Net cash provided by (used in) financing activities	(1,010)	6,930
Effect of exchange rate changes on cash flows	(635)	818
Net change in cash and cash equivalents	(13,470)	(16,595)
Cash and cash equivalents at beginning of period	28,656	48,138
Cash and cash equivalents at end of period	$15,186	$31,543

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended June 30,
$000s
NN, Inc. Consolidated	2022	2021
GAAP income (loss) from operations	$(4,514)	$(1,588)
Acquisition and transition expense*	1,028	1,151
Amortization of intangibles	3,586	3,588
Fixed asset impairments	(14)	—
Non-GAAP adjusted income (loss) from operations (a)	$86	$3,151

Non-GAAP adjusted operating margin (1)	0.1%	2.6%
GAAP net sales	$125,362	$123,157

	Three Months Ended June 30,
$000s
Power Solutions	2022	2021
GAAP income (loss) from operations	$1,430	$2,875
Acquisition and transition expense	439	105
Amortization of intangibles	2,747	2,749
Non-GAAP adjusted income (loss) from operations (a)	$4,616	$5,729

Non-GAAP adjusted operating margin (1)	8.9%	11.6%
GAAP net sales	$52,049	$49,271

	Three Months Ended June 30,
$000s
Mobile Solutions	2022	2021
GAAP income (loss) from operations	$1,729	$2,509
Acquisition and transition expense	59	—
Amortization of intangibles	839	839
Fixed asset impairments	(14)	—
Non-GAAP adjusted income (loss) from operations (a)	2,613	3,348

Share of net income from joint venture	419	1,219
Non-GAAP adjusted income (loss) from operations with JV	$3,032	$4,567

Non-GAAP adjusted operating margin (1)	4.1%	6.2%
GAAP net sales	$73,350	$73,886

	Three Months Ended June 30,
$000s
Elimination	2022	2021
GAAP net sales	$(37)	$—

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales
*2022 expense includes $0.5 million of professional fees and $0.5 million of integration & transformation fees. 2021 expense includes $0.2 million of professional fees and $0.9 million of integration & transformation fees.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
	Three Months Ended June 30,

000's	2022	2021
GAAP net income (loss)	$(8,567)	$(5,391)

Provision (benefit) for income taxes	1,051	(231)
Interest expense	3,488	3,573
Change in fair value of preferred stock derivatives and warrants	(694)	672
Depreciation and amortization	11,340	11,687
Acquisition and transition expense	1,028	1,151
Non-cash stock compensation	2,607	1,076
Non-cash foreign exchange (gain) loss on inter-company loans	654	(643)
Costs related to divested businesses and litigation settlement	—	1,500
Fixed asset impairments	(14)	—
Non-GAAP adjusted EBITDA (b)	$10,893	$13,394

Non-GAAP adjusted EBITDA margin (2)	8.7%	10.9%
GAAP net sales	$125,362	$123,157
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss)
per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended June 30,
000's	2022	2021
GAAP net income (loss)	$(8,567)	$(5,391)

Pre-tax acquisition and transition expense	1,028	1,151
Pre-tax foreign exchange (gain) loss on inter-company loans	654	(643)
Pre-tax change in fair value of preferred stock derivatives and warrants	(694)	672
Pre-tax amortization of intangibles and deferred financing costs	3,916	3,900
Pre-tax impairments of fixed asset costs	(14)	—
Pre-tax costs related to divested businesses and litigation settlement	—	1,500
Tax effect of adjustments reflected above (c)	(1,027)	(1,382)
Non-GAAP discrete tax adjustments	1,098	—
Non-GAAP adjusted net income (loss) (d)	$(3,606)	$(193)

	Three Months Ended June 30,
Per diluted common share	2022	2021
GAAP net income (loss) per diluted common share	$(0.25)	$(0.17)

Pre-tax acquisition and transition expense	0.02	0.03
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	(0.01)
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.02)	0.02
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Pre-tax impairments of fixed asset costs	—	—
Pre-tax costs related to divested businesses and litigation settlement	—	0.03
Tax effect of adjustments reflected above (c)	(0.02)	(0.03)
Non-GAAP discrete tax adjustments	0.02	—
Preferred stock cumulative dividends and deemed dividends	0.06	0.05
Non-GAAP adjusted net income (loss) per diluted common share (d)	$(0.09)	$0.00
Weighted average common shares outstanding	44,708	44,440

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended June 30,
000’s	2022	2021
Net cash provided by (used in) operating activities	2,661	(1,986)
Acquisition of property, plant and equipment	(5,441)	(5,547)
Free cash flow	$(2,780)	$(7,533)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.